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                                                                   10.(ii)(a)(5)

                                SECOND AMENDMENT

         This Second Amendment (the "Amendment") is made and entered into as of the 10th day of August, 1998, by and between TWO NORTH RIVERSIDE PLAZA JOINT VENTURE LIMITED PARTNERSHIP, AN ILLINOIS LIMITED PARTNERSHIP, SOLE BENEFICIARY OF LASALLE NATIONAL TRUST, N.A., SUCCESSOR TRUSTEE UNDER TRUST AGREEMENT DATED JUNE 26, 1969 AND KNOWN AS TRUST NO. 39712 ("Landlord") BY ITS AGENT, EQUITY OFFICE PROPERTIES MANAGEMENT CORP., A DELAWARE CORPORATION and AMERICAN CLASSIC VOYAGES CO., A DELAWARE CORPORATION ("Tenant").


                                   WITNESSETH

A. WHEREAS, Landlord and GREAT HAWAIIAN PROPERTIES CORPORATION, a Delaware corporation ("Original Tenant") are parties to that certain lease dated the 30th day of May, 1995, for space currently containing approximately 37,367 rentable square feet of space (the "Original Premises") on the second (2nd) floor of the building commonly known as Two North Riverside Plaza and the address of which is Two North Riverside Plaza, Chicago, Illinois 60606 (the "Building"), which lease has been previously amended by instrument dated March 12, 1997 (collectively, the "Lease"); and

B. WHEREAS, Effective as of January 1, 1998, Original Tenant assigned its rights under the Lease to Tenant pursuant to the Assignment and Assumption Agreement, a copy of which is attached hereto as Exhibit B, which assignment did not require Landlord's consent pursuant to the terms of the Lease; and

C. WHEREAS, Tenant desires to surrender a portion of the Premises to Landlord containing approximately 16,732 rentable square feet on the second (2nd) floor of the Building as shown on Exhibit A hereto (the "Reduction Space") and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         I. REDUCTION. Effective as of May 31, 1998 (the "Reduction Effective Date"), the Premises is decreased from 37,367 rentable square feet on the second (2nd) floor to 20,635 rentable square feet on the second (2nd) floor by the elimination of the Reduction Space. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Original Premises, less the Reduction Space. Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space through the Reduction Effective Date, including those provisions relating to the condition of the Reduction Space and removal of Tenant's Property therefrom upon termination or expiration of the Lease.

         II. MONTHLY BASE RENTAL. As of the Reduction Effective Date, the schedule of monthly installments of Base Rental contained in the Lease is deleted, and the following is substituted therefor:

                  Tenant shall pay Landlord the sum of Seven Hundred Six Thousand Seven Hundred Forty Eight and 75/100 Dollars ($706,748.75) as Base Rental for the balance of the Lease Term in seventy nine (79) monthly installments as follows:

                  A. One (1) installment of Seven Thousand Seven Hundred Thirty Eight and 13/100 Dollars ($7,738.13) ($4.50
                           per rentable square foot) payable on or before June 1, 1998 for the period beginning June 1, 1998, and ending June 30, 1998.

                  B. Twelve (12) equal installments of Eight Thousand Forty Seven and 65/100 Dollars ($8,047.65) ($4.68 per rentable square foot) each payable on or before the first day of each month during the period beginning July 1, 1998, and ending June 30, 1999.

                  C. Twelve (12) equal installments of Eight Thousand Three Hundred Seventy Four and 37/100 Dollars ($8,374.37) ($4.87 per rentable square foot) each payable on or before the first day of each month during the period beginning July 1, 1999, and ending June 30, 2000.

                  D. Twelve (12) equal installments of Eight Thousand Seven Hundred One and 09/100 Dollars ($8,701.09) ($5.06 per rentable square foot) each payable on or before the first day of each month during the period beginning July 1, 2000, and ending June 30, 2001.

                  E. Twelve (12) equal installments of Nine Thousand Forty Five and 01/100 Dollars ($9,045.01) ($5.26 per
                           rentable square foot) each payable on or
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                           before the first day of each month during the period
                           beginning July 1, 2001, and ending June 30, 2002.

                  F. Twelve (12) equal installments of Nine Thousand Four Hundred Six and 12/100 Dollars ($9,406.12) ($5.47 per rentable square foot) each payable on or before the first day of each month during the period beginning July 1, 2002, and ending June 30, 2003.

                  G. Eighteen (18) equal installments of Nine Thousand Seven Hundred Eighty Four and 43/100 Dollars ($9,784.43) ($5.69 per rentable square foot) each payable on or before the first day of each month during the period beginning July 1, 2003, and ending December 31, 2004.

                  All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

         III. ADDITIONAL CONSIDERATION. As additional consideration for this Amendment, Landlord agrees to give Tenant an abatement in the amount of Six Hundred Thousand and 00/100 Dollars ($600,000.00), which abatement shall be applied against Rent, Base Rental and Tax Adjustments coming due under the Lease as amended by this Agreement as follows: (a) against the full amount of any Rent due Landlord as of the date hereof; then, on a monthly basis, (b) against the full amount of monthly Base Rental coming due under the Lease as amended by this Agreement and (c) $4,692.98 first against Tenant's monthly payment of the estimate of Tenant's Tax Adjustment and, with respect to said $4,692.98 thereafter against any additional rent due under the Lease. The abatement shall be applied against the foregoing payments until it is exhausted. At no time shall a cash payment be owed to Tenant with respect to this abatement.

         IV. TENANT'S PRO RATA SHARE. Notwithstanding the reduction of the Premises, for the period commencing with the Reduction Effective Date and ending on the Termination Date, Tenant's Pro Rata Share for the purposes of calculating Tenant's Tax Adjustment shall remain seven and two thousand eight hundred forty nine ten thousandths percent (7.2849%). Such Tax Adjustment shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein.

         V. REPRESENTATIONS. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Space other than subleases to EOP Operating and Chicago Cares, which have been previously consented to by Landlord and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space. In addition, each party represents to the other that it has no knowledge of any fact or circumstance which would give rise to any claim, demand, obligation, liability, action or cause of action arising out of or in connection with the Lease.

         VI. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

                  A. Any Right of First Refusal in the Lease is hereby deemed null and void.

                  B. Nothing herein shall be deemed to waive any rights Landlord has to require Tenant to remove Required Removables at the end of the Lease Term including, without limitation, the "wave wall".

                  C. Tenant hereby grants a license to Landlord and any occupant of the Reduction Space to access the corridor leased by Tenant.

                  D. Any amount owed to Tenant pursuant to the provisions of Article XX of the Lease (as the unamortized value of the Initial Alterations) shall be reduced by an amount equal to that part of the additional consideration set forth in Article III of this Amendment which has been credited against Rent payments due (as set forth in said Article III) through the date payment under Article XX is due.


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                  E.       Tenant shall be entitled to a Base Rental abatement
                           (the "Chicago Cares Abatement") equal to Eleven Thousand One Hundred Fifty Six and 25/100 Dollars ($11,156.25) (4,250 X $4.50 X 7/12). The Chicago
                           Cares Abatement shall be applied against the next Base Rental due under the Lease.

         VII.     MISCELLANEOUS.

                  A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord. Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

                  B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

                  C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

                  D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

                  E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

                  F. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

                  G. This Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.


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         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this
Amendment as of the day and year first above written.

WITNESSES; ATTESTATION       LANDLORD:  TWO NORTH RIVERSIDE PLAZA JOINT VENTURE
                                        LIMITED PARTNERSHIP, AN ILLINOIS LIMITED
     /s/ Diane Pantaleo                 PARTNERSHIP, SOLE BENEFICIARY OF LASALLE
                                        NATIONAL TRUST, N.A.,N.A., SUCCESSOR
Name (print): Diane Pantaleo            TRUSTEE UNDER TRUST AGREEMENT DATED JUNE
              -------------------       26, 1969 AND KNOW AS TRUST NO. 39712

---------------------------------    By:Equity Office Properties Management
                                        Corp., a Delaware corporation, as agent
Name (print):
            ---------------------           By:      /s/ Christopher D. Wood
                                              ---------------------------------
                                            Name:    Christopher D. Wood
                                                 ------------------------------
                                            Title:   Vice President - Leasing
                                                 ------------------------------
                             TENANT:  AMERICAN CLASSIC VOYAGES CO.,
                                      A DELAWARE CORPORATION

/s/ Nancy A. Warchol                  By:      /s/ Jordan B. Allen
-------------------------                -------------------------------------
                                      Name:    Jordan B. Allen
/s/ Shahem Zenni                          ------------------------------------
-------------------------             Title:   Executive Vice President
                                           -----------------------------------
                             GUARANTORS:  GREAT HAWAIIAN CRUISE LINE, INC.

Nancy Warchol                          /s/ Jordan B. Allen
-------------------------            -----------------------------------------
Shahem Zenni                           Executive Vice President
-------------------------            -----------------------------------------


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                                    EXHIBIT A

                                   Floor Plan
                             Showing Reduction Space



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                                    EXHIBIT B

                       Assignment and Assumption of Lease


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